EXHIBIT 99.2

SLIDES PRESENTED AT DECEMBER 4, 2003 INVESTOR CONFERENCE

This presentation may contain forward-looking statements. Such statements may relate to topics such as sales, pricing, gross margins, earnings growth, earnings estimates, free cash flow, operating improvements, cost reduction, capital spending and returns on capital spending, square footage growth, labor relations and other related subjects. These statements are based on Safeway's current plans and expectations and are subject to risks and uncertainties that could cause actual events and results to vary significantly from those implied by such statements. We ask you to refer to Safeway's reports and filings with the SEC for a further discussion of these risks and uncertainties. Safe Harbor Language

2003 Results - Continuing Operations 36 Wks 36 Wks 2002 2003 Sales 22,388 23,065 Operating Profit 1,682 1,237 EPS $1.88/Share* $1.34/Share Free Cash Flow 628 928 Debt Incr/(Decr) 728 (871) *Before Cumulative Effect Of Accounting Change Note: One-Time Charges 2002-8¢; 2003-4¢ $Millions

Key Cost Components* 2003 2004 Health Care Costs (133) (89) Non-Fuel IDs (120) 60 ** Wages & Fringe (117) (63) Pension Cost (104) (30) Transitional Marketing Issues (70) 0 Shrink (38) 70 *Excludes The Impact Of The Vons Strike **Assumes A 1% Increase In Non-Fuel IDs Estimated Cost Changes $ Millions

Strike Adjusted ID Sales* SKUs 1Q03 -0.005 2Q03 -0.005 3Q03 0.002 4Q03TD* 0.009 Excluding Dominick's *Adjusted To Exclude The Strike Affected Stores

Strike Adjusted ID Sales* SKUs 1Q03 -0.012 2Q03 -0.012 3Q03 -0.004 4Q03TD* 0.004 *Adjusted To Exclude The Strike Affected Stores Including Dominick's

SKUs 1Q03 -0.023 2Q03 -0.022 3Q03 -0.015 4Q03TD* -0.008 Strike Adjusted Non-Fuel ID Sales* Excluding Dominick's *Adjusted To Exclude The Strike Affected Stores

SKUs 1Q03 -0.03 2Q03 -0.029 3Q03 -0.021 4Q03TD* -0.012 Strike Adjusted Non-Fuel ID Sales* Including Dominick's *Adjusted To Exclude The Strike Affected Stores

Financial Guidance For 2004 EPS Range Of $1.95-$2.03 Includes Dominick's As A Continuing Operation Contains One Less Week Than 2003 Represents A 4%-9% Increase Over Adjusted 2003 Consensus Estimate Expected To Generate $700-900 Million Of Free Cash Flow Excluding Vons Strike

2003 Adjusted Consensus EPS Estimate Consensus EPS Estimate From $2.02 1,2 Continuing Operations (Before Dominick's Continuing Operations) Loss From Operations On Dominick's3 (.01) Incremental Depreciation On Dominick's (.09) In 20044 Remove 53rd Week (.05) Adjusted EPS $1.87 For Comparison To 2004 1Based On First Call Consensus Estimate As Of 11/24/03 2Excludes The Effects Of The Vons Strike 3Excludes Any Adjustment To The Fair Value Of Dominick's 4Dominick's Not Depreciated When It Was An Asset Held For Sale During The First 44 Weeks Of 2003

Summary Comments We Are Executing An Operational Strategy That Addresses All Of The O&A And Gross Margin Issues That Have Challenged Us In Recent Years Transitional Gross Margin Issues Are Now Behind Us And Centralization Benefits Are On Track Shrink Reduction Effort Has Been Reengineered And Is Now Consistent With Sales Growth Labor Strategy Has Been Very Successful But Much Work Remains Business Reinvention Is Underway And Should Contribute Significantly For Several Years

Summary Comments We Are Focused On Differentiating Our Offering And Are Making Good Progress Our Rancher's Reserve Is The Best Beef In The Market, And We Are Working Hard On The Other Quality Dimensions We Are On A Path To Having The Best Produce In The Market The Quality Components For Deli, Bakery And Floral Are Further Behind...But We Are Confident Of Creating Points Of Real Difference The Physical Store Environment Is Being Changed To Reinforce Our Perishable Strategy

Summary Comments Price Adjustments Are Being Made To Narrow The Gap With Discount Operations Initial Efforts Do Not Sacrifice Any Gross Margin Later Efforts May Sacrifice Gross Margin Rate But Not Total Dollars Price Changes That Negatively Impact Total Gross Margin Dollars, Will Be Financed With Cost Reduction

Keeping Dominick's Will Enhance Shareholder Value Without A Labor Agreement...We Would Have Needed To Lower The Price We Can Improve The Operation By Closing Some Losing Stores Further Improvements Can Be Achieved With A New President Market Multiples Currently At A Near Low Point